Exhibit 23.1


                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER

      As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Form 10-KSB by Quest Resource Corporation and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 2004, into Quest Resource Corporation's previously filed Registration Statements on Form S-8 (File Nos. 333-74560 and 333-70431).



/s/ Cawley, Gillespie & Associates, Inc.
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Cawley and Gillespie & Associates, Inc.
Petroleum Engineers

Ft. Worth, Texas
March 31, 2005